UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 2, 2013

(Exact name of registrant as specified in its charter)

Delaware	1-15399	36-4277050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1955 West Field Court, Lake Forest, Illinois 60045
(Address of Principal Executive Offices, including Zip Code)
(847) 482-3000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.02. Termination of a Material Definitive Agreement

On December 2, 2013, Packaging Corporation of America (“PCA”) notified Bank of America, N.A. (“Bank of America”) that PCA intends to prepay in full on or around December 24, 2013 all amounts outstanding under the Amended and Restated Credit and Security Agreement, dated as of September 19, 2008 (as amended through the date hereof, the “Receivables Credit Agreement”), between PCA’s wholly-owned, indirect subsidiary, Packaging Receivables Company, LLC and Bank of America, and terminate the Receivables Credit Agreement. The Receivables Credit Agreement was scheduled to terminate on October 11, 2014. Approximately $109 million in principal amount of loans are currently outstanding under the Receivables Credit Agreement. PCA does not expect to incur prepayment or termination penalties. Bank of America is a lender and is the administrative agent under PCA’s existing unsecured credit facility.

Packaging Receivables Company, LLC may borrow on a revolving basis under the Receivables Credit Agreement for the purpose of purchasing PCA’s accounts receivable. The borrowings bear interest at the LIBOR rate plus a margin and are secured by the receivables covered by the facility.

The Receivables Credit Agreement and amendments thereto were filed as exhibits to PCA’s Current Reports on Form 8-K filed on September 25, 2008 (Exhibit 10.1), April 16, 2009 (Exhibit 10.1), April 15, 2010 (Exhibit 10.1), March 2, 2011 (Exhibit 10.1) and October 12, 2011 (Exhibit 10.2), and are incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA (Registrant)

By:	/s/ KENT A. PFLEDERER
Kent A. Pflederer Senior Vice President, Legal and Administration

Date: December 6, 2013

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